Exhibit 21

                             SUBSIDIARIES


Company Name                          Jurisdiction of Incorporation

Fiber Industries                               Delaware
Prince, Inc.                                   Delaware
Warehouse Assoc., Inc.                         Delaware
Josdav                                         Delaware
New England CR., Inc.                          Massachusetts
Materials Recovery, Inc.                       Massachusetts
Materials Recovery of California               Massahcusetts
Brokering Recyclables, Inc.                    Massachusetts
Recycling Plastics, Inc.                       Massachusetts
Creative Forming, Inc.                         Wisconsin
Wellman, Inc. VEBA                             Not Incorp.
Wellman Scholarship Foundation, Inc.           South Carolina
Wellman, Inc. PAC                              New Jersey
ALG, Inc.                                      Delaware
Wellman International                          Ireland
  Investments, LTD
Wellman International, LTD                     Ireland
Wellman Fibres, LTD                            United Kingdom
Middlewich, Limited                            Ireland
Shobara Company                                Ireland
Wellman International                          Germany
  Handelagesellschaft, mbh
Crinc-Wellman Limited                          Great Britain
Wellman UK Holdings, Limited                   Great Britain
Canada Crinc, LTD                              Canada
Wellman Exports, V.I.                          U.S. Virgin Islands
Wellman Recycling                              Holland